AMENDMENT AND WAIVER

This Amendment and Waiver made this 27th day of December, 2016 (the “Amendment”), by and between Kodiak Capital Group, LLC, a Delaware limited liability company ("Investor"), and HPIL Holding, a Nevada corporation (the "Company"), relates to that Convertible Note entered into between the Company and Investor on June 28, 2016 (the "Note").

WHEREAS, the Note contains provisions which, if enforced, would place the Company in default;

WHEREAS, Investor plans to provide the Company with additional funding;

WHEREAS, the Investor desires to waive certain items which would constitute a default under the Note; and

WHEREAS, the Company and Investor desire to amend the Note as set forth below.

NOW, THEREFORE, the Company and Investor hereby agree as follows:

1.      The Investor waives any past or current default under the Note which arising from a violation of Sections 8(a), 8(c), 8(i) or 8(j) of said Note.

2.      The parties amend Section 8(i) of the Note to state “Shares of Common Stock shall cease to be quoted on the OTC Link interdealer quotation system (including OTCQX, OTCQB and OTCPink) for any reason and are not thereafter re-listed, re-traded or re-quoted on another Principal Market within fifteen 15 trading days.”

3.      The parties delete Section 8(j) of the Note in its entirety.

4.      The parties amend the maturity date of the Note to July 28, 2017.

5.      This Amendment shall be binding on the parties’ successors and assigns.

6.      This Amendment may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Amendment may be delivered to the other parties hereto by email of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

COMPANY:

HPIL HOLDING

By: /s/ Nitin Amersey

Director and CFO

INVESTOR:

KODIAK CAPITAL GROUP, LLC

By: /s/ Ryan Hodson

Managing Member